Exhibit 10.5

AMESITE INC.

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of the date set forth on the signature page hereto by and between Amesite Inc. (the “Company”) and the individual or entity named in the signature page hereto (“Consultant”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. Services and Compensation. Consultant agrees to perform for the Company the services described in Exhibit A (the “Services”), and the Company agrees to pay Consultant the compensation described in Exhibit A in exchange for Consultant’s performance of the Services, which excludes any legal work performed by OGAWA Professional Corporation, which will be under a separate agreement, if any.

2. Confidentiality.

A. Definition. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, including, but not limited to, the Company’s technical data and trade secrets. Specifically, Confidential Information includes, but is not limited to, research, product plans and other non-public information regarding Company’s products, services, and markets, customer lists and customers (including, but not limited to, those customers of the Company on whom Consultant may call or with whom Consultant may become acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information; provided, however, Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

B. Nonuse and Nondisclosure. Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Consultant agrees that all Confidential Information will remain the sole property of the Company. Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Without the Company’s prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company.

C. Former Client or Employer Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or client of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence such information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto the Company’s premises any unpublished document, trade secrets, or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

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D. Third Party Confidential Information. Consultant acknowledges that the Company has received and in the future may receive from third parties confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

E. Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant’s possession or control.

F. Immunity From Liability for Certain Confidential Disclosures. Consultant acknowledges, agrees, and understands that (i) nothing in this Agreement prohibits Consultant from reporting to any governmental authority or attorney information concerning suspected violations of law or regulation, provided that Consultant does so consistent with 18 U.S.C. 1833, and (ii) Consultant may disclose trade secret information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability, provided that Consultant does so consistent with 18 U.S.C. 1833.

3. Ownership.

A. Assignment. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant during the term of this Agreement, solely or in collaboration with others, that relate in any manner to any Services to be performed by Consultant under this Agreement (collectively, “Inventions”), are the sole property of the Company. All Inventions that Consultant conceives, reduces to practice, develops or has developed (in whole or in part, either alone or jointly with others) shall be the sole property of the Company and its assigns to the maximum extent permitted by law (and to the fullest extent permitted by law shall be deemed “works made for hire”). Consultant also agrees to irrevocably assign (or cause to be irrevocably assigned) and hereby irrevocably assigns to the Company all right, title and interest in all Inventions and any copyrights, patents, trademarks, trade secrets, mask work rights, moral rights and intellectual property and other rights (“Intellectual Property Rights”) relating to all Inventions.

B. Further Assurances. Consultant shall take all steps that may be necessary to assist Company, or its designee, at the Company’s expense, in every proper way to complete the transfer of and secure the Company’s rights in the Inventions and Intellectual Property Rights in any and all countries, including by making the disclosure to the Company of all pertinent information and data with respect to all Inventions, and executing all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any Intellectual Property Rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

C. Pre-Existing Materials. Subject to Section 3A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed under this Agreement any pre-existing invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant will inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

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D. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant.

E. Scope of Consultant’s Inventions. Notwithstanding Sections 3 and 4, Consultant has not been engaged, directly or indirectly, to conceive Inventions for Company.

4. Conflicting Obligations.

A. Conflicts. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant’s violation of this Section 4A will be considered a material breach under Section 66.B.

B. Substantially Similar Designs. In view of Consultant’s access to the Company’s trade secrets and proprietary know-how, Consultant agrees that Consultant will not, without Company’s prior written approval, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of 12 months after the termination of this Agreement. Consultant acknowledges that the obligations in this Section 4 are ancillary to Consultant’s nondisclosure obligations under Section 2.

5. Reports. Consultant also agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services.

6. Term and Termination.

A. Term. The term of this Agreement will begin on the date of this Agreement and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided in Section 6B.

B. Termination. Either party may terminate this Agreement upon 30 days’ prior written notice of such termination pursuant to Section 11F of this Agreement. In addition, the Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

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C. Survival. Upon termination of this Agreement, all rights and duties of the Company and Consultant toward each other shall cease except:

(i) The Company will pay, within 30 days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

(ii) Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification), Section 9 (Nonsolicitation) and Section 10 (Arbitration and Equitable Relief) will survive termination of this Agreement.

7. Independent Contractor; Benefits.

A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Consultant represents that Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of Company. Consultant shall be solely responsible for the professional performance of the Services, and shall receive no assistance, direction, or control from Company. Consultant shall have sole discretion and control of Consultant’s services and the manner in which performed. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B. Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company. If Consultant is reclassified by a state or federal agency or court as Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8. Indemnification. Consultant agrees to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (A) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees or agents, (B) a determination by a court or agency that the Consultant is not an independent contractor, (C) any breach by the Consultant or Consultant’s assistants, employees or agents of any of the covenants contained in this Agreement, (D) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (E) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Consultant under this Agreement.

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9. Nonsolicitation. From the date of this Agreement until 12 months after the termination of this Agreement (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit or encourage any employee or contractor of the Company or its affiliates to terminate employment with, or cease providing services to, the Company or its affiliates. During the Restricted Period, Consultant will not, whether for Consultant’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with any person who is or during the period of Consultant’s engagement by the Company was a partner, supplier, customer or client of the Company or its affiliates.

10. Arbitration and Equitable Relief.

A. Arbitration. In consideration of Consultant’s rights under this Agreement, the Company’s promise to arbitrate disputes under this Agreement, and the receipt of compensation paid to Consultant by the Company, at present and in the future, Consultant HEREBY WAIVES CONSULTANT’S RIGHT TO A TRIAL BEFORE A JUDGE OR JURY AND agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in its capacity as such or otherwise), whether brought on an individual, group, or class basis, arising out of, relating to, or resulting from Consultant’s performance of the Services under this Agreement or the termination of this Agreement, including any breach of this Agreement, shall be subject to binding arbitration under the Rules of the AMERICAN Arbitration ASSOCIATION.

B. Procedure. Consultant agrees that any arbitration will be administered by the American Arbitration Association (“AAA”), and that the neutral arbitrator will be selected in a manner consistent with AAA’s National Rules for the Resolution of Employment Disputes. Consultant agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions for class certification, prior to any arbitration hearing. Consultant also agrees that the arbitrator shall have the power to award any remedies available under applicable law, and that the arbitrator shall award attorneys’ fees and costs to the prevailing party except as prohibited by law. Consultant understands that the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA, except that Consultant shall pay the first $125.00 of any filing fees associated with any arbitration Consultant initiates. Consultant agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence. Consultant agrees that the decision of the arbitrator shall be in writing.

C. Remedy. Except as provided by the Rules, LAW, and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between the Company and Consultant. Accordingly, except as provided for by the Rules, LAW, and this Agreement, neither the Company nor Consultant will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law.

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D. Availability of Injunctive Relief. CONSULTANT agreeS that EITHER THE COMPANY or consultant may petition a court for provisional relief, including injunctive relief, as permitted by the Rules, including, but not limited to, where either THE COMPANY or consultant alleges or claims a violation of this Agreement between Consultant and the Company or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. CONSULTANT understandS that any breach or threatened breach of such an agreement (INCLUDING THIS AGREEMENT) will cause irreparable injury and that money damages will not provide an adequate remedy therefor, and both CONSULTANT AND THE COMPANY hereby consent to the issuance of an injunction.

E. Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers’ compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim.

11. Miscellaneous.

A. Voluntary Nature of Agreement. Consultant acknowledges and agrees that Consultant is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that Consultant has carefully read this Agreement and that Consultant has asked any questions needed for Consultant to understand the terms, consequences and binding effect of this Agreement and fully understands it, including that Consultant is waiving the right to a jury trial. Finally, Consultant agrees that Consultant has been provided an opportunity to seek the advice of an attorney of its choice before signing this Agreement.

B. Governing Law. This Agreement shall be governed by the laws of Michigan without regard to Michigan’s conflicts of law rules.

C. Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement, unless mutually agreed upon by and between Consultant and Company, except to an affiliate of the Consultant, where no consent is required by the Company.

D. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement. For avoidance of doubt, this Agreement covers all prior-consulting services provided by Consultant to the Company.

E. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

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F. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given or delivered (i) when delivered personally or by commercial messenger or courier service, (ii) three business days after mailing if mailed by U.S. registered or certified mail (return receipt requested), or (iii) when sent by facsimile or e-mail if sent during normal business hours and on the next business day if sent after normal business hours, in each case with confirmation of transmission by the transmitting equipment, to the party at the party’s contact information written below or at such other address as the party may have previously specified by like notice.

(i)	If to the Company, to:

Amesite Inc.

205 E. Washington St., Suite B

Ann Arbor, MI 48104

Attention: Chief Executive Officer

(ii) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

G. Attorneys’ Fees. In any arbitration or court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, each party shall bear its own fees and costs. Notwithstanding anything herein, Company will also pay for any and all legal fees, including out of pocket costs, experts, and other expenditures, for any and all third party claims against Consultant for any and all claims that arise out of this Agreement, or relate to any information contained in this Agreement.

H. Severability. If any provision of this Agreement is found to be illegal or unenforceable, then it shall be severed, and the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

I. Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of April 4, 2018

CONSULTANT		AMESITE INC.

Sign:	/s/ Richard Ogawa	Sign:	/s/ Ann Marie Sastry
Name:	Richard Ogawa	Name:	Ann Marie Sastry
		Title:	Chair, President and CEO

Address for Notice:
****************
****************
E-mail: ****************

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EXHIBIT A

Services and Compensation

1. Contact. Consultant’s principal Company contact shall be Ann Marie Sastry.

2. Services. The Services shall include, but shall not be limited to, those services related to (1) protection of intellectual property of the Company; and to (2) business advice for the benefit of the Company.

3. Compensation.

A. The Company will pay Consultant an amount based upon the specific project by mutual agreement by and between Consultant and Company, provided that Company will pay Consultant $1000.00 for each filed patent application; and $1000.00 for each issued or granted patent, regardless of the jurisdiction or type of patent, except for a provisional patent application, where no fee would be paid by Company.

B. The Company will, as approved by the Company’s Board of Directors, grant Consultant a nonqualified stock option to purchase 200,000 shares of the Company’s Common Stock at a price per share equal to the fair market value per share of the Common Stock on the date of grant, as determined by the Company’s Board of Directors. 8,341 of the shares subject to the option shall vest at the end of the first month after the date of this Agreement (the “Vesting Commencement Date”) and thereafter shall vest in equal installments of 8,333 shares each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of the month), subject to Consultant continuing to be a service provider through each such date. This option grant shall be subject to the terms and conditions of the Company’s stock option plan and stock option agreement.

C. The Company will reimburse Consultant for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

D. By the 25th of each month, Consultant shall submit to the Company a written invoice for Services and expenses, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company. Payment terms are Net 30 days.

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This Exhibit A is accepted and agreed as of April 4, 2018.

CONSULTANT		AMESITE INC.

Sign:	/s/ Richard T. Ogawa	Sign:	/s/ Ann Marie Sastry
Name:	Richard T. Ogawa	Name:	Ann Marie Sastry
		Title:	Chair, President and CEO
		Address:	205 B E. Washington Street
Ann Arbor, MI 48104

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